Exhibit 99.1

ENTERTAINMENT PROPERTIES TRUST REPORTS

SECOND QUARTER RESULTS

Kansas City, MO, July 28, 2011 — Entertainment Properties Trust (NYSE:EPR) today announced operating results for the second quarter and six months ended June 30, 2011.

Total revenue was $74.4 million for the second quarter of 2011, representing a 5% increase from $70.9 million for the same quarter in 2010. Net loss available to common shareholders was $7.5 million, or $0.16 per diluted common share, for the second quarter of 2011 compared to net income available to common shareholders of $8.0 million, or $0.18 per diluted common share, for the same quarter in 2010. Funds From Operations (FFO) for the second quarter of 2011 was $4.4 million, or $0.09 per diluted common share, compared to $21.7 million, or $0.48 per diluted common share, for the same quarter in 2010. Excluding impairment charges related to the Company’s vineyard and winery properties and transaction costs, FFO per diluted common share for the second quarter of 2011 was $0.83, the same as the prior year period.

Total revenue was $148.1 million for the six months ended June 30, 2011 compared to $141.8 million for the same period in 2010. Net income available to common shareholders was $26.6 million, or $0.57 per diluted common share, for the six months ended June 30, 2011 compared to $30.6 million, or $0.69 per diluted common share, for the same period in 2010. FFO for the six months ended June 30, 2011 was $34.0 million, or $0.73 per diluted common share, compared to $55.5 million, or $1.26 per diluted common share, for the same period in 2010. FFO as adjusted for the six months ended June 30, 2011 was $77.8 million, or $1.66 per diluted common share, compared to $70.9 million, or $1.61 per diluted common share, for the same period in 2010.

David Brain, President and CEO, commented, “We had another productive quarter as we continued to expand our public charter school relationships and made significant progress towards our goals of unlocking the earnings potential at our property in Sullivan County, New York and recycling capital invested in vineyards and wineries. While we are refining the timing of our investments, our deal pipeline is robust, and the stability of our cash flows combined with the strength of our balance sheet will allow us to continue to capitalize on growth opportunities as we go forward.”

A reconciliation of FFO to FFO as adjusted follows (dollars in millions, except per share amounts):

	Three Months Ended June 30,
	2011		2010
	Amount	FFO/share	Amount	FFO/share

FFO	$4.4	$0.09	$21.7	$0.48
Costs associated with loan refinancing	—	—	15.6	0.35
Impairment charges	34.3	0.74	—	—
Transaction costs	0.1	—	0.1	0.00

FFO as adjusted	$38.8	$0.83	$37.4	$0.83

Dividends declared per common share		$0.70		$0.65
FFO payout ratio, as adjusted		84%		78%

	Six Months Ended June 30,
	2011		2010
	Amount	FFO/share	Amount	FFO/share

FFO	$34.0	$0.73	$55.5	$1.26
Costs associated with loan refinancing	6.4	0.14	15.6	0.35
Transaction costs	1.3	0.03	7.6	0.17
Provision for loan losses	—	—	0.7	0.02
Impairment charges	36.1	0.76	—	—
Gain on acquisition	—	—	(8.5)	(0.19)

FFO as adjusted	$77.8	$1.66	$70.9	$1.61

Dividends declared per common share		$1.40		$1.30
FFO payout ratio, as adjusted		84%		81%

Portfolio Update

As of June 30, 2011, the Company’s real estate portfolio consisted of 112 megaplex theatres (including two joint venture properties) totaling approximately 8.9 million square feet, and restaurant, retail and other destination recreation and specialty properties totaling 4.3 million square feet. The Company also owned 33 public charter schools (including six public charter school properties under construction), six vineyards totaling approximately 760 plantable acres and nine wineries totaling approximately 750 thousand square feet. At June 30, 2011, the Company’s megaplex theatres were 99% occupied, public charter schools were 100% occupied, and its overall real estate portfolio was 97% occupied.

In addition, as of June 30, 2011, the Company’s real estate mortgage loan portfolio had a carrying value of $311.4 million and included financing provided for entertainment, retail and recreational properties, including ten metropolitan ski areas covering approximately 6,100 acres in six states.

Investment Update

The Company’s investment spending in the second quarter totaled $20.1 million bringing the total for the six months ended June 30, 2011 to approximately $70.5 million. The Company’s investment activity in the second quarter included the purchase of five public charter school properties for development located in Colorado and Arizona totaling $10.2 million. The Company currently has six public charter school properties in development, all of which are subject to long-term triple net leases which will commence upon completion, and has a commitment to fund an additional $26.7 million at June 30, 2011 for additional improvements at these properties.

Vineyards and Wineries

The Company continues to make progress on the sale of its investments in vineyards and wineries. As previously announced, in the second quarter, the Company completed the sale of the winery assets related to the Gary Farrell brand for $6.5 million. The Company also expects to enter into an agreement in the third quarter to sell its vineyard and winery in Paso Robles, California for approximately $13.0 million.

Additionally, during the second quarter, the Company engaged outside brokers to list all of its remaining winery and vineyard properties for sale or lease with the primary focus on selling all of these assets within the next two years. It was determined that the carrying value of the Company’s vineyard and winery properties exceeded the estimated fair values by $34.3 million, and an impairment charge was recorded in the second quarter for this amount.

Redemption of Series B Preferred Shares

On July 28, 2011, the Company announced that it will give notice that it will redeem its callable 7.75% Series B preferred shares on August 31, 2011 for a total of $80 million plus prorated dividends. In conjunction with this redemption, we expect to recognize a charge in the third quarter 2011 for approximately $2.9 million, or $0.06 per share, consisting primarily of original issuance costs from 2005.

Balance Sheet Update

The Company’s balance sheet remains strong with a debt to gross assets ratio (defined as total long-term debt to total assets plus accumulated depreciation) of 34% at June 30, 2011 and no debt maturities through September 2012. Combined unrestricted cash and credit line capacity at June 30, 2011 was approximately $308 million.

Dividend Information

On June 2, 2011, the Company declared a regular quarterly cash dividend of $0.70 per common share, which was paid on July 15, 2011 to common shareholders of record on June 30, 2011. This dividend represents an annualized dividend of $2.80 per common share, an increase of 8% over the prior year. The Company also declared and paid second quarter cash dividends of $0.4844 per share on the 7.75% Series B Preferred Shares, $0.3594 per share on the 5.75% Series C Convertible Preferred Shares, $0.4609 per share on the 7.375% Series D Preferred Shares and $0.5625 per share on the 9.00% Series E Convertible Preferred Shares.

Guidance Update

The Company is revising its 2011 investment spending guidance to a range of $200 million to $400 million and it is now expected that this spending will be more heavily weighted toward the second half of 2011 than originally planned, with much of the spending expected to occur in the fourth quarter.

As a result of the shift in expected timing of investments, the Company is revising its 2011 guidance for FFO as adjusted per diluted share to $3.35 to $3.42 from the previous guidance of $3.40 to $3.50. Including charges of $0.99 per diluted share for costs associated with loan refinancing, transaction costs, impairment charges and the expected charge related to the Series B preferred redemption, the guidance for FFO per diluted share is $2.36 to $2.43.

Quarterly Supplemental

The Company’s supplemental information package for the second quarter and six months ended June 30, 2011 is available on the Company’s website at www.eprkc.com.

ENTERTAINMENT PROPERTIES TRUST

Consolidated Statements of Income

(Unaudited)

(Dollars in thousands except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Rental revenue	$56,024	$53,850	$111,406	$107,607
Tenant reimbursements	4,515	4,013	9,176	8,291
Other income	131	45	155	249
Mortgage and other financing income	13,768	13,013	27,319	25,605

Total revenue	74,438	70,921	148,056	141,752

Property operating expense	6,656	5,962	13,016	12,186
Other expense	700	89	1,200	376
General and administrative expense	5,105	4,633	10,573	9,722
Costs associated with loan refinancing	—	11,383	6,163	11,383
Interest expense, net	17,287	16,946	36,110	33,839
Transaction costs	76	73	1,349	365
Provision for loan losses	—	—	—	700
Impairment charges	34,256	—	34,256	—
Depreciation and amortization	12,123	11,068	24,135	22,144

Income (loss) before equity in income from joint ventures and discontinued operations	(1,765)	20,767	21,254	51,037

Equity in income from joint ventures	781	423	1,555	656

Income (loss) from continuing operations	$(984)	$21,190	$22,809	$51,693

Discontinued operations:
Income (loss) from discontinued operations	986	(5,471)	2,433	(8,119)
Impairment charges	—	—	(1,800)	—
Gain on acquisition	—	—	—	8,468
Transaction costs	—	(37)	—	(7,270)
Gain (loss) on sale of real estate	—	(934)	18,293	(934)

Net income	2	14,748	41,735	43,838
Add: Net loss (income) attributable to noncontrolling interests	—	840	(2)	1,825

Net income attributable to Entertainment Properties Trust	2	15,588	41,733	45,663

Preferred dividend requirements	(7,551)	(7,552)	(15,103)	(15,103)

Net income (loss) available to common shareholders of Entertainment Properties Trust	$(7,549)	$8,036	$26,630	$30,560

Per share data attributable to Entertainment Properties Trust common shareholders:
Basic earnings per share data:
Income (loss) from continuing operations	$(0.18)	$0.30	$0.17	$0.83
Income (loss) from discontinued operations	0.02	(0.12)	0.40	(0.13)

Net income (loss) available to common shareholders	$(0.16)	$0.18	$0.57	$0.70

Diluted earnings per share data:
Income (loss) from continuing operations	$(0.18)	$0.30	$0.17	$0.83
Income (loss) from discontinued operations	0.02	(0.12)	0.40	(0.14)

Net income (loss) available to common shareholders	$(0.16)	$0.18	$0.57	$0.69

Shares used for computation (in thousands):
Basic	46,648	44,869	46,576	43,865
Diluted	46,648	45,214	46,880	44,185

ENTERTAINMENT PROPERTIES TRUST

Reconciliation of Net Income Available to Common Shareholders

to Funds From Operations (FFO) (A)

(Unaudited, dollars in thousands except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net income (loss) available to common shareholders of Entertainment Properties Trust	$(7,549)	8,036	26,630	30,560
Loss (gain) on sale of real estate	—	934	(18,293)	934
Real estate depreciation and amortization	11,873	13,527	25,471	25,800
Allocated share of joint venture depreciation	112	72	221	137
Noncontrolling interest	—	(872)	—	(1,905)

FFO available to common shareholders of Entertainment Properties Trust	$4,436	$21,697	$34,029	$55,526

FFO per common share attributable to Entertainment Properties Trust:
Basic	$0.10	$0.48	$0.73	$1.27
Diluted	0.09	0.48	0.73	1.26

Shares used for computation (in thousands):
Basic	46,648	44,869	46,576	43,865
Diluted	46,956	45,214	46,880	44,185

Other financial information:
Straight-lined rental revenue	58	469	576	815
Dividends per common share	$0.70	$0.65	$1.40	$1.30

(A)

The National Association of Real Estate Investment Trusts (NAREIT) developed FFO as a relative non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under Generally Accepted Accounting Principles (GAAP) and management provides FFO herein because it believes this information is useful to investors in this regard. FFO is a widely used measure of the operating performance of real estate companies and management believes it is useful to provide it here as a supplemental measure to GAAP net income available to common shareholders and earnings per share. FFO, as defined under the NAREIT definition and presented by us, is net income available to common shareholders, computed in accordance with GAAP, excluding gains and losses from sales of depreciable operating properties, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships, joint ventures and other affiliates. Adjustments for unconsolidated partnerships, joint ventures and other affiliates are calculated to reflect FFO on the same basis. FFO is a non-GAAP financial measure. FFO does not represent cash flows from operations as defined by GAAP and is not indicative that cash flows are adequate to fund all cash needs and is not to be considered an alternative to net income or any other GAAP measure as a measurement of the results of the Company’s operations, cash flows or liquidity as defined by GAAP. It should also be noted that not all REITs calculate FFO the same way so comparisons with other REITs may not be meaningful. In addition to FFO, we present FFO as adjusted. Management believes it is useful to provide it here as a supplemental measure to GAAP net income available to common shareholders and earnings per share. FFO as adjusted is FFO plus charges for loan losses, costs associated with loan refinancing, impairments and transaction costs, less gain on acquisitions. FFO as adjusted is a non-GAAP financial measure. FFO as adjusted does not represent cash flows from operations as defined by GAAP and is not indicative that cash flows are adequate to fund all cash needs and is not to be considered an alternative to net income or any other GAAP measure as a measurement of the results of the Company’s operations, cash flows or liquidity as defined by GAAP.

The dilutive effect of potential common shares from the exercise of share options is included in diluted earnings per share except in those periods with a loss from continuing operations.

The additional 1.9 million common shares that would result from the conversion of the Company’s 5.75% Series C cumulative convertible preferred shares and the additional 1.6 million common shares that would result from the conversion of the Company’s 9.00% Series E cumulative convertible preferred shares and the corresponding add-back of the preferred dividends declared on those shares are not included in the calculation of diluted earnings per share and FFO per share for the three and six months ended June 30, 2011 and 2010 because the effect is anti-dilutive.

ENTERTAINMENT PROPERTIES TRUST

Condensed Consolidated Balance Sheets

(Dollars in thousands)

	As of June 30, 2011	As of December 31, 2010
	(unaudited)
Assets
Rental properties, net of accumulated depreciation of $316,580 and $296,784 at June 30, 2011 and December 31, 2010, respectively;	$1,815,935	$2,020,191
Rental properties held for sale, net	4,696	6,432
Land held for development	184,457	184,457
Property under development	19,856	5,967
Mortgage notes and related accrued interest receivable, net	311,439	305,404
Investment in a direct financing lease, net	231,099	226,433
Investment in joint ventures	24,138	22,010
Cash and cash equivalents	15,740	11,776
Restricted cash	34,120	16,279
Intangible assets, net	5,330	35,644
Deferred financing costs, net	17,781	20,371
Accounts receivable, net	34,983	39,814
Notes and related accrued interest receivable, net	5,079	5,127
Other assets	25,063	23,515

Total assets	$2,729,716	$2,923,420

Liabilities and Equity
Accounts payable and accrued liabilities	$49,982	$56,488
Dividends payable	40,212	37,804
Unearned rents and interest	10,055	6,691
Long-term debt	1,048,122	1,191,179

Total liabilities	1,148,371	1,292,162

Entertainment Properties Trust shareholders’ equity	1,553,324	1,603,239
Noncontrolling interests	28,021	28,019

Equity	1,581,345	1,631,258

Total liabilities and equity	$2,729,716	$2,923,420

About Entertainment Properties Trust

Entertainment Properties Trust (NYSE:EPR) is a specialty real estate investment trust (REIT) that invests in properties in select categories which require unique industry knowledge, while offering the potential for stable and attractive returns. Our total assets exceed $2.7 billion and include megaplex movie theatres and adjacent retail, public charter schools and other destination recreational and specialty investments. We adhere to rigorous underwriting and investing criteria, centered on key industry and property level cash flow criteria. We believe our focused niche approach provides a competitive advantage, and the potential for higher growth and better yields. Further information is available at www.eprkc.com or from Brian Moriarty at 888-EPR-REIT or info@eprkc.com.

CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING STATEMENTS

With the exception of historical information, certain statements contained or incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as those pertaining to our acquisition or disposition of properties, our capital resources, future expenditures for development projects, and our results of operations. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “expects,” “pipeline,” “anticipates,” “estimates,” “offers,” “plans,” “would,” “may” or other similar expressions or other comparable terms or discussions of strategy, plans or intentions contained or incorporated by reference herein. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. In addition, references to our budgeted amounts and guidance are forward looking statements. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict. For further discussion of these factors see “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof or the date of any document incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof.